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                                                                    EXHIBIT 4(e)

                          ALARIS MEDICAL SYSTEMS, INC.
                            2004 STOCK INCENTIVE PLAN

1.    ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS.

ALARIS Medical Systems, Inc., a Delaware corporation (the "COMPANY"), hereby establishes the ALARIS Medical Systems, Inc. 2004 Stock Incentive Plan (the "2004 PLAN").

The purpose of the 2004 Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services and (ii) enabling the Company to attract, retain and reward the best-available persons.

The 2004 Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 ("ISOs") and nonstatutory stock options ("NQSOs"), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards or any combination of the foregoing.

2.    DEFINITIONS.

Under the 2004 Plan, the following definitions apply:

      (a) "ADMINISTRATOR" means the Board or the committee(s) of the Board or officer(s) appointed by the Board that have authority to administer the 2004 Plan as provided in Section 3 hereof.

      (b) "AFFILIATE" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, without limitation, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

      (c) "AWARD" means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

      (d) "AWARD AGREEMENT" means a written document memorializing the terms and conditions of an Award granted pursuant to the 2004 Plan and which shall incorporate the terms of the 2004 Plan.

      (e) "BOARD" means the board of directors of the Company.

      (f) "CAUSE" as applied to any Grantee means, unless otherwise defined in the Grantee's employment or service agreement: (i) the conviction of such Grantee for the commission of any felony; (ii) the commission by such Grantee of any crime involving moral turpitude (e.g., larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of the Company or any Affiliate; or (iii) the willful neglect, failure or refusal of such individual to carry out his duties, which results in harm to the business, reputation, prospects or financial condition of the Company, or any Affiliate, which neglect, failure or refusal continues for a period of ten (10) consecutive business days following notice thereof, or ten (10) cumulative business days following successive notices thereof, to such individual from the Company; provided, however, that such willful neglect, failure or refusal is not due to the death or disability (i.e., as a result of an injury or sickness such individual is rendered unable to perform his duties as an officer, employee, consultant or independent contractor, as the case may be, on a full-time basis for an extended period) of such individual or illness leading to the death or disability of such individual.

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      (g) "CHANGE OF CONTROL" means the occurrence of any of the following:

            (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation or by way of the granting of liens or security interests), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than the Principal Stockholder and his Related Parties;

            (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

            (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal Stockholder and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Common Stock, measured by voting power rather than number of shares;

            (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Common Stock or the common stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Common Stock outstanding immediately prior to such transaction is converted into or exchanged for common stock of the surviving or transferee Person constituting a majority of the outstanding shares of such common stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

            (v) on the first day a majority of the members of the Board are not Continuing Directors.

For purposes of this Section 2(g): (A) "BENEFICIAL OWNER" has the meaning in Rule 13d-3 under the Exchange Act; (B) "CONTINUING DIRECTOR" means any member of the Board who: (i) was a member of the Board as of the effective date of the 2004 Plan; (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election; or (iii) became a member of the Board as a result of the actions of the Principal Stockholder or a Related Party; provided that at the time the Principal Stockholder or a Related Party took any such action, the Principal Stockholder or a Related Party was the Beneficial Owner of more than 50% of the Common Stock; (C) "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity; (D) "PRINCIPAL STOCKHOLDER" means Jeffry M. Picower; and (E) "RELATED PARTY" means: (i) any spouse or immediate family member of the Principal Stockholder; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal Stockholder and/or such other Persons referred to in the immediately preceding clause (i).

      (h) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      (i) "COMMON STOCK" means shares of common stock of the Company, $.01 par value per share.

      (j) "EXCHANGE ACT" means the Securities Act of 1934, as amended.

      (k) "FAIR MARKET VALUE" means, with respect to a share of Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. If the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and listed for trading on a national exchange or market, "Fair Market Value" means, as applicable, either: (i) the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange or such other national exchange or market on which the Common Stock is then listed; or (ii) in the absence of such listing on a national exchange or market, as determined in good faith by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the Common Stock is still so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under the 2004 Plan, the term "RELEVANT DATE" as used in this Section 2(i) means either the date as of which Fair Market Value is to be determined or the

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next preceding date on which public trading of the Common Stock occurred, as determined in the Administrator's discretion.

      (l) "GRANTEE" means an individual who is granted an Award under the 2004 Plan.

      (m) "PERFORMANCE MEASURES" means one or more of the following business criteria, as determined by the Administrator: (i) earnings before interest, taxes, depreciation and amortization; (ii) revenues; (iii) net income; (iv) sales; (v) operating earnings or income; (vi) earnings per share; (vii) cash flow; (viii) cash usage; (ix) absolute and/or relative return on equity or assets; (x) pre-tax profits; (xi) earnings growth; (xii) sales growth; (xiii) comparison to peer companies; (xiv) market share benchmarks or growth; (xv) share price benchmarks or growth; (xvi) organizational development activities;
(xvii) product quality and reliability measures; (xviii) strategic initiatives;
(xix) risk control; (xx) any combination of the foregoing; or (xxi) such other appropriate stockholder-approved measures of performance, including individual measures of performance.

3.    ADMINISTRATION.

      (a) ADMINISTRATION OF THE 2004 PLAN. The 2004 Plan shall be administered by the Board or by such committee(s) of the Board as may be appointed by the Board from time to time. To the extent allowed by applicable law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator. To the extent allowed by applicable law, the Administrator may delegate administrative functions to certain committees and individuals as appropriate for the effective administration of the 2004 Plan.

      (b) POWERS OF THE ADMINISTRATOR. The Administrator shall have all the powers vested in it by the terms of the 2004 Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the 2004 Plan, prescribe Award Agreements evidencing and establishing the terms of such Awards and establish programs for granting Awards. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the 2004 Plan, including, without limitation, the authority to:

            (i) determine the eligible persons to whom, and the time or times at which, Awards may be granted;

            (ii) determine the types of Awards to be granted;

            (iii) determine the number of shares to be covered by or used for reference purposes for each Award;

            (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate;

            (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that except as provided in Sections 6 or 7(c) of the 2004 Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder);

            (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, without limitation, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Grantee's employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock Award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m);

            (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and

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            (viii) for any purpose, including, without limitation, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish sub-plans as the Administrator may determine to be necessary in order to implement and administer the 2004 Plan or a sub-plan in foreign countries, and to take any and all other actions it deems necessary or advisable for the proper administration of the 2004 Plan or a sub-plan, including, without limitation, amending, modifying, administering or terminating such sub-plans as the Administrator may determine to be necessary and prescribing, amending and rescinding rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the 2004 Plan and Award agreements and to make all other determinations necessary or advisable for the administration of the 2004 Plan, Award Agreements and all other documents relevant to the 2004 Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the 2004 Plan.

      (c) NON-UNIFORM DETERMINATIONS. The Administrator's determinations under the 2004 Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated.

      (d) LIMITED LIABILITY. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to all their activities under the 2004 Plan.

      (e) INDEMNIFICATION. To the maximum extent permitted by law and by the Company's charter and bylaws, the members of the Administrator shall be indemnified by the Company for all their activities under the 2004 Plan.

      (f) EFFECT OF ADMINISTRATOR'S DECISION. All actions taken, and decisions and determinations made, by the Administrator on all matters relating to the 2004 Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders, any Grantee and any other employee (including any employee-director) or consultant of the Company, and their respective successors in interest.

4.    SHARES AVAILABLE; MAXIMUM AWARDS.

The shares of Common Stock subject to the 2004 Plan shall be unissued shares or reacquired shares, bought on the open market or otherwise. Subject to adjustment as provided in Section 7(c), the number of shares of Common Stock that may be issued pursuant to Awards shall not exceed the sum of: (i) 1,500,000 shares of Common Stock; and (ii) the number of shares of Common Stock, if any: (a) available for future grant under the 1996 Stock Option Plan (the "1996 Plan") as of the date of the Company's 2004 annual meeting of stockholders; (b) underlying grants under the 1996 Plan that are forfeited, canceled, expire, become unexercisable or settled in cash without delivery of shares of Common Stock; (c) withheld to pay the exercise price or to satisfy withholding taxes in connection with any grant under the 1996 Plan; or (d) tendered, either actually or through attestation, to pay the exercise price of any Award under the 2004 Plan or any grant under the 1996 Plan or to satisfy withholding taxes in connection with any such Award or grant. The Company shall reserve such number of shares of Common Stock for Awards.

Subject to adjustment as provided in Section 7(c): (i) the maximum number of shares of Common Stock that may be issued pursuant to Awards intended to be "incentive stock options" within the meaning of Code section 422 shall not exceed 9,600,000; and (ii) the maximum number of shares of Common Stock that may be issued pursuant to any combination of Awards that may be granted during any one calendar year to any one individual is 1,000,000. Such per-individual limit shall not be adjusted to effect a

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restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

Any shares of Common Stock covered by an Award (or portion of an Award) that are forfeited or canceled, become unexercisable, expire or are settled in cash, including the settlement of withholding taxes or payment of the exercise price by withholding shares of Common Stock, and any shares of Common Stock that are forfeited back to the Company after delivery because of the failure to meet an Award contingency or condition in connection with any Award, shall be deemed to have not been delivered for purposes of determining the number of shares available for issuance under the 2004 Plan and shall be available for further Awards.

5.    PARTICIPATION.

Participation in the 2004 Plan: (i) shall be open to all employees (including employee-directors), officers and other individuals rendering substantial services as a consultant or independent contractor to the Company or any Affiliate, as may be selected by the Administrator from time to time; and (ii) shall not be open to non-employee directors. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.    AWARDS.

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the 2004 Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or without respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement. The Administrator may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Grantee by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

      (a) STOCK OPTIONS. The Administrator may from time to time grant to eligible participants Awards of ISOs or NQSOs; provided, however, that Awards of ISOs shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation" of the Company as defined in Code sections 424(e) and (f), respectively, and any other individuals who are eligible to receive ISOs under Code section 422. Stock options intended to qualify as ISOs under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but NQSOs may be granted with an exercise price less than Fair Market Value. No stock option shall be an ISO unless so designated by the Administrator at the time of grant or in the Award Agreement evidencing such stock option. To the extent the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year exceeds the statutory limit, the ISOs or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.

      (b) STOCK APPRECIATION RIGHTS. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). A SAR entitles the Grantee to receive, subject to the provisions of the 2004 Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. If upon settlement of the exercise of a SAR a Grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

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      (c) STOCK AWARDS.

            (i) The Administrator may from time to time grant unrestricted or restricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be denominated in Common Stock or other securities, stock-equivalent units (commonly referred to as phantom stock), securities or debentures convertible into Common Stock, or any combination of the foregoing, and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

            (ii) The Administrator may grant stock Awards in a manner constituting "qualified performance-based compensation" within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. The Administrator, in its sole discretion, may make adjustments in the method of calculating attainment of Performance Measures and/or performance targets and/or modify the performance results upon which Awards are based (in each such case, due to: changes in tax laws, generally accepted accounting principles and/or accounting policies; restatement of prior period financial results; or any other matter which is unusual, non-recurring or creates unintended results that obtain or arise from events not anticipated when the Performance Measures and performance targets were established; so long as, in each case, all compensation awarded hereunder remains "qualified performance-based compensation" under Code section 162(m).

7.    OTHER GOVERNING PROVISIONS.

      (a) AWARD TERMS. All Awards granted shall be evidenced by an Award Agreement (which need not be the same for each Grantee), approved by the Administrator which shall incorporate the following express terms and conditions and such other terms and conditions as are set forth in the 2004 Plan, and such other terms and conditions as shall be determined by the Administrator in its sole and absolute discretion which are not inconsistent with the terms of the 2004 Plan:

            (i) Unless terminated earlier, the term of any Award shall be specified in the Award Agreement but shall be no greater than ten (10) years from the date of grant;

            (ii) The Administrator shall have the discretion to accelerate vesting upon termination of employment of a Grantee or upon such other event as it deems appropriate;

            (iii) No Award or interest therein may be pledged, hypothecated, encumbered or otherwise made subject to execution, attachment or similar process, and no Award or interest therein shall be assignable or transferable by the holder otherwise than by will or by the laws of descent and distribution or to a beneficiary upon the death of a Grantee, and an Award shall be exercisable during the lifetime of the holder only by the Grantee or by his or her guardian or legal representative, except that an Award (other than an ISO) may be transferred to one or more transferees during the lifetime of the Grantee, and may be exercised by such transferee in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Administrator pursuant to the express terms of the Award Agreement. A transferee or other person claiming any rights under the 2004 Plan from or through any Grantee shall be subject to all terms and conditions of the 2004 Plan and any Award Agreement applicable, except as otherwise determined by the Administrator; and

            (iv) Awards may be granted to eligible participants for no consideration or such minimum consideration as may be required by law, as the Administrator shall determine in its sole discretion. As determined in the sole discretion of the Administrator, Award Agreements may permit payment by cash, Common Stock, any combination of cash and Common Stock or any other form of legal consideration consistent with applicable law, including the execution and delivery of a full recourse promissory note to the Company by Grantees who are neither executive officers nor directors of the Company.

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      (b) TAX LIABILITY AND WITHHOLDING. Grantees and holders of Awards shall pay to the Company, in a manner satisfactory to the Administrator, any taxes (including any foreign and social taxes) required to be withheld in respect of Awards no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee or holder of an Award. In the event that payment to the Company of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

      (c) ADJUSTMENTS FOR CORPORATE TRANSACTIONS AND OTHER EVENTS.

            (i) STOCK DIVIDEND, STOCK SPLIT AND REVERSE STOCK SPLIT. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, then (A) the maximum number of shares of Common Stock subject to the 2004 Plan pursuant to Section 4, the maximum number of shares of Common Stock available for issuance as ISOs pursuant to Section 4 and the maximum number of shares of Common Stock that may be granted during any one calendar year to any Grantee pursuant to Section 4 and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

            (ii) NON-CHANGE OF CONTROL TRANSACTIONS. Except with respect to the transactions set forth in Section 7(c)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change of Control of the Company, the Administrator, in its discretion and without the consent of the holders of Awards, may make: (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the 2004 Plan, in the aggregate and with respect to any individual during any one calendar year of the Company, as provided in
Section 4 of the 2004 Plan; and (B) any adjustments in outstanding Awards, including, without limitation, modifying the number, kind and price of securities subject to Awards.

            (iii) CHANGE OF CONTROL TRANSACTIONS. In the event of any transaction resulting in a Change of Control of the Company:

                  (A) Unless otherwise determined by the Administrator at the time of award or by amendment with the Grantee's consent, all Awards not vested on or prior to the effective time of any such Change of Control shall vest immediately prior to such effective time.

                  (B) Unless otherwise determined by the Administrator in the Award Agreement or at the time of the Change of Control, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the 2004 Plan will terminate upon the effective time of such Change of Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. The outstanding stock options and other Awards that will terminate upon the effective time of the Change of Control shall become fully vested immediately before the effective time of the Change of Control, and, the holders of stock options and other Awards under the 2004 Plan will be permitted, immediately before the Change of Control, to exercise or convert all portions of such stock options or other Awards under the 2004 Plan that are then exercisable or convertible, or which become exercisable or convertible, upon or prior to the effective time of the Change of Control; provided, however, that no such Award termination shall occur unless a Grantee shall have been given five (5) business days, following prior written notice, to exercise such Grantee's outstanding vested Awards at the effective time of the Change of Control, or at the discretion of the Administrator to receive cash in an amount per share of Common Stock subject to such Award equal to the amount by which the Award (determined on a fully

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diluted basis and taking into account the exercise price, as determined by the
Administrator) in the Change of Control exceeds the per share exercise price of such Award.

                  (C) The Administrator, in its sole and absolute discretion, may make such additional provisions for the assumption of outstanding Awards, or the substitution for outstanding Awards of new incentive Awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

            (iv) UNUSUAL OR NONRECURRING EVENTS. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan.

      (d) SUBSTITUTION OF AWARDS IN MERGERS AND ACQUISITIONS. Awards may be granted under the 2004 Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees (including employee-directors), officers or consultants of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

      (e) TERMINATION, AMENDMENT AND MODIFICATION. The Board may terminate, amend or modify the 2004 Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the 2004 Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the 2004 Plan prior to the date of such termination.

      (f) NON-GUARANTEE OF EMPLOYMENT OR SERVICE. Nothing in the 2004 Plan or in any Award Agreement shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time, with or without cause or notice, and whether or not such termination results in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or
(iii) any other adverse effect on the Grantee's interests under the 2004 Plan.

      (g) COMPLIANCE WITH SECURITIES LAWS; LISTING AND REGISTRATION. If at any time the Administrator determines that the delivery of Common Stock under the 2004 Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

      (h) NO TRUST OR FUND CREATED. Neither the 2004 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person. To the extent that any Grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (i) GOVERNING LAW. The validity, construction and effect of the 2004 Plan, Award Agreements, any rules, regulations, determinations or decisions made by the Administrator relating to the 2004 Plan or Award Agreements and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

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8.    EFFECTIVE DATE; TERMINATION DATE. The 2004 Plan is effective on the date it is approved by the stockholders. No Award shall be granted under the 2004 Plan after the close of business on February 23, 2014. Subject to other applicable provisions of the 2004 Plan, all Awards made under the 2004 Plan prior to such termination of the 2004 Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the 2004 Plan and the terms of such Awards.

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